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                                                             EXHIBIT 21

                            List of Subsidiaries

  The subsidiaries of the Registrant and their respective jurisdictions are as follows:

  SUBSIDIARY                               JURISDICTION
  ----------                               -------------

  VH Holdings Inc.                         Manitoba (Canada)

  Vita Health Company (1985) Ltd.          Manitoba (Canada)

  64804 Manitoba Ltd.                      Manitoba (Canada)

  Westcan Pharmaceuticals Ltd.             Manitoba (Canada)